UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 19, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Text of Press Release, dated March 19, 2009, titled "3Com Reports Third Quarter Results for Fiscal 2009."
Ex-99.2 Supplemental Financial Information - Fiscal Quarter Ended February 27, 2009

ITEM 2.02	Results of Operations and Financial Condition
Financial Results.
          On March 19, 2009, 3Com Corporation (the “Company”) (i) issued a press release regarding its financial results for its fiscal quarter ended February 27, 2009 and (ii) posted supplementary financial information concerning the Company to the investor relations portion of its web site, www.3Com.com. The full text of the press release is attached hereto as Exhibit 99.1. The supplementary financial material is attached hereto as Exhibit 99.2.
          The information in Item 2.02 of this Form 8-K and the exhibits attached hereto as Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Non-GAAP Financial Measures.
          The attached press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under generally accepted accounting principles in the United States (“GAAP”).
          More specifically, the Company uses the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP operating profit/loss (and margin), non-GAAP net income/loss (and margin), non-GAAP net income/loss per share, non-GAAP research and development, sales and marketing and general and administrative expenses and non-GAAP operating profit/loss before taxes.
          Discussion. The Company uses these measures in its public statements. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a higher degree of transparency for certain expenses (particularly when a specific charge impacts multiple line items);

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
          In order to provide meaningful comparisons, the Company believes that it needs to adjust for gains as well as charges that are outside the core operations. Accordingly, certain gains are excluded, as discussed below.
          The non-GAAP gross margin measure used by the Company is defined to exclude the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C and stock-based compensation expense, each of which is discussed below under the next section.
          The non-GAAP operating loss or income (and margin) measure used by the Company is defined to exclude the following charges and benefits: restructuring, amortization, stock-based compensation expense and special items that management believes are unusual and outside of the Company’s on-going operations, such as, for some of the periods presented in the press release, the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C, fees related to facilitation of a more autonomous operation for a Company subsidiary, a benefit in the form of an offset to operating expenses for the $70 million Realtek patent dispute resolution, expenses related to the Company’s terminated acquisition by affiliates of Bain Capital, impairment of property and equipment and legal contingency accruals.
          Restructuring
          Management believes the costs related to restructuring activities are not indicative of the Company’s normal operating costs. The restructuring charge consists primarily of severance expense and facility closure costs.
          Amortization of Intangibles
          Management also believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Also, amortization is a non-cash charge for the periods presented.
          Stock-based Compensation
          Further, stock-based compensation expenses are non-cash charges that relate to restricted stock amortization and stock-based compensation costs associated with acquisitions, as well as additional stock-based compensation expense that represents the fair value of stock-based compensation required pursuant to FAS 123 (R). The expense related to acquisitions is not part of the Company’s normal operating costs and is non-cash. The FAS 123 (R)-related expense is excluded because management believes as a non-cash charge it does not provide a meaningful indicator of the core operating business results. Management manages the business primarily without regard to these non-cash expenses. In addition, because the calculation of these expenses is dependent on factors such as forfeiture rate, volatility of the Company’s stock and a risk-free interest rate, all of which are subject to fluctuation, these charges are expected to be variable over time, and therefore may not provide a meaningful comparison of core operating results among periods. It is useful to note that these factors are generally outside the Company’s control.
          Inventory-Related Adjustment from H3C Acquisition
          The Company has excluded the purchase accounting inventory-related adjustment from the 49% acquisition of H3C. These adjustments represent non-cash, one-time items relating to a specific acquisition as opposed to core operations.
          Fees to Facilitate More Autonomous Operation of Subsidiary
          The Company also excluded fees related to costs incurred for a now-ceased initiative to facilitate a more autonomous operation for a Company subsidiary. These fees are one-time items.
          Benefit from Realtek Patent Resolution
          We recorded a $70 million benefit in the form of an offset to operating expenses for the payments we received in connection with a one-time patent dispute resolution with Realtek. This is a non-recurring item, and not part of our ordinary course business operations. Accordingly, it was determined by management to adjust our results to exclude this benefit. Management does not measure our performance with this benefit included.
          Terminated Bain Acquisition Expenses
          The Company excludes external expenses (including bankers’, accounting and legal fees) related to its terminated acquisition by affiliates of Bain Capital. The Company does not exclude expenses for its ongoing litigation against Bain Capital. These expenses are one-time charges that are not indicative of core operations as they relate to a one-time specific transaction to take the Company private that did not occur.

          Impairment of Property and Equipment
          We conducted an impairment review of the carrying value of our Hemel UK property, and took a charge for impairment. This charge is a non-cash charge. We believe that it is unlikely that such an impairment will be a recurring event. Ultimately, this is not a measurement of our ongoing operations, and management does not consider this charge when measuring our business.
          Legal Contingency Accrual
          We accrued for certain contingencies for current litigation, primarily patent litigation involving claims made by entities that own patents but to our knowledge do not conduct commercial operations. From time-to-time we do engage in litigation over our patent portfolio. Ultimately, management believes these contingencies are not useful in measuring our ongoing operations, and accordingly management does not consider this charge when measuring our business.
          The Company also uses a non-GAAP net income/loss measure. All of the items described above are relevant to why management believes this measure is meaningful. In addition, the following further items, which are special items for the relevant fiscal periods, were excluded, from this measure: gains/losses on sales of assets and investments and gain on insurance settlement.
          Gains/Losses on Asset Sales and Investments
          Gains/losses on asset sales and investments are outside of the ordinary course of business and not representative of core operations.
          Gain on Insurance Settlement
          The insurance settlement related to monies paid under a policy insuring our Hemel, UK property which was destroyed by an oil depot explosion are outside the ordinary course of business and are not operational. This was a one-time unusual event. We do not own any other real property.
          3Com also uses a non-GAAP net income/loss measure on a per share basis. All of the adjustments described above are relevant to this per share measure. The Company believes that it is important to provide per share metrics, in addition to absolute dollar measures, when describing its business, including when presenting non-GAAP measures. To the extent 3Com is in an “income position” on a non-GAAP basis, we use our “diluted” shares (as opposed to our “basic” shares) in order to calculate the non-GAAP per share measures.
          Finally, the Company uses non-GAAP research and development, sales and marketing and general and administrative expenses measures and non-GAAP profit/loss before taxes measures, which are adjusted to exclude some of the items described above for the reasons discussed above. The last item also includes the following measure:
          Change related to Change in Tax Rates in PRC
          The Company excludes a certain tax liability provision because (1) it represents a cumulative effect (year-to-date) of a higher tax rate in China based on the current tax law and without giving effect to any concessions or new tax status to which we may be entitled and (2) it is possible that once Chinese tax authorities clarify their position on our tax rate, and similarly situated companies, the provision will be reversed.
          For the Company’s forward-looking non-GAAP measures, the Company is unable to provide a quantitative reconciliation because the information is not available without unreasonable effort.
          General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating loss, net loss and loss per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

99.1	Text of Press Release, dated March 19, 2009, titled “3Com Reports Third Quarter Results for Fiscal 2009.”

99.2	Supplemental Financial Information – Fiscal Quarter Ended February 27, 2009

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 19, 2009	By:	/s/ Jay Zager
Jay Zager
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated March 19, 2009, titled “3Com Reports Third Quarter Results for Fiscal 2009.”

99.2	Supplemental Financial Information – Fiscal Quarter Ended February 27, 2009